SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

[X] Preliminary information statement	[  ] Confidential, for
						use of the Commission only (as
						permitted by Rule 14c-5(d)(2))
[  ] Definitive information statement

LANCER ORTHODONTICS, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
0-11.

(1)	Title of each class of securities to which transaction applies:


(2)	Aggregate number of securities to which transaction applies:


(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)	Proposed maximum aggregate value of transaction:


(5)	Total fee paid:


[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:


(2)	Form, Schedule or Registration Statement No.:


(3)	Filing Party:


(4)	Date Filed:



LANCER ORTHODONTICS, INC.
253 PAWNEE STREET
SAN MARCOS, CALIFORNIA 92069

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF THE STOCKHOLDERS

To Our Stockholders:

The attached Information Statement will be mailed on or about March
23, 2001 to the holders of record on February 21, 2001 (the "Record Date") of the common stock, no par value (the "Common Stock") of LANCER ORTHODONTICS, INC., a California corporation (the "Company.") This Information Statement is being transmitted to the Company's stockholders in connection with the receipt on March 1, 2001 by the Board of Directors of written consents from stockholders holding 1,100,246 shares of Common Stock (representing approximately 52% of the issued and outstanding Common Stock) of the Company approving an amendment to the Company's Articles of Incorporation to effect the following corporate action:

1.	Effect a reverse stock split of the Common Stock so that all
2,098,619 issued and outstanding shares of Common Stock
(including outstanding options and warrants to purchase
Common Stock) will be combined and converted into approximately 1,049,000 shares of Common Stock at the reverse stock split rate of 1-for-2, whereby each two shares of Common Stock will be combined and converted into one share of Common Stock.

The Board of Directors of the Company has approved the amendment to the Articles of Incorporation and has authorized the sending of the Information Statement to all stockholders of the Company.

The foregoing action will be effective twenty (20) days after the mailing of the attached Information Statement, which mailing is anticipated to occur on March 23, 2001.

By Order of the Board of Directors



Douglas D. Miller
President and Chief Operating Officer


San Marcos, California
March 14, 2001



LANCER ORTHODONTICS, INC.
253 Pawnee Street
San Marcos, California 92069

--------------------------------------------

INFORMATION STATEMENT

--------------------------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board of Directors of LANCER ORTHODONTICS, INC., a
California corporation (the "Company") is furnishing this Information Statement in connection with the amendment to the Company's Articles of Incorporation to effect a 1-for-2 reverse stock split (the "Reverse Stock Split.") This Information Statement is first being sent on or about March 23, 2001, to stockholders of record as of February 21, 2001 (the "Record Date.") On March 1, 2001, the holders of a majority of the outstanding voting securities of the Company on the Record Date executed written consents approving the Reverse Stock Split. The Company will cause a Certificate of Amendment to the Articles of Incorporation to become effective twenty (20) days after this Information Statement is first sent to the stockholders.

STOCKHOLDER INFORMATION

	On the Record Date there were 2,098,619 shares of the Company's Common Stock issued and outstanding. The approval of a majority of the outstanding shares of Common Stock is required under the California Corporations Code to effectuate the Reverse Stock Split. As of March 1, 2001, the Board of Directors received written consents from the holders of 1,100,246 shares of Common Stock authorizing the Reverse Stock Split. The written consents received represent approximately 52% of the issued and outstanding shares of Common Stock.

Each holder of Common Stock would normally be entitled to one vote in person or by proxy for each share of Common Stock in his or her name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders. However, under California law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action.




 AMENDMENT TO ARTICLES OF INCORPORATION
EFFECTING A ONE-FOR-TWO REVERSE STOCK SPLIT

	The Board of Directors has received written consents from stockholders holding 1,100,246 shares of Common Stock (52% of the issued and outstanding shares of Common Stock) authorizing a Reverse Stock Split so that each two shares of Common Stock outstanding will be combined and converted into one share of Common Stock. On February 5, 2001, the Board of Directors approved an amendment to the Company's Articles of Incorporation to effectuate the Reverse Stock Split.

After completing the Reverse Stock Split, the Company will have approximately 1,049,000 shares of Common Stock issued and outstanding. The Reverse Stock Split will also similarly impact the number of shares of Common Stock to be received upon conversion or exercise of outstanding convertible securities such as options and warrants.

	The purpose of the Reverse Stock Split is to comply with the Nasdaq Stock Market's $1.00 minimum bid price requirement for continued listing of the Company's Common Stock on the Nasdaq National Market.
On November 10, 2000, the Company received a notice from the Nasdaq Stock Market that the Company's Common Stock had failed to maintain a minimum bid price of $1.00 over the last thirty consecutive trading days. The notice stated that if at any time before February 8, 2001, the closing bid price of the Common Stock was not at least $1.00 for a minimum of ten consecutive trading days, Nasdaq would reevaluate the Company's compliance with its listing qualifications. Since October 1, 2000, the closing bid price of the Common Stock has ranged from $0.156 per share to $1.313 per share. If the Company cannot meet this requirement, its Common Stock will be delisted from the Nasdaq National Market. In addition, the Common Stock does not currently maintain a minimum bid price sufficient to allow it to move its listing to the Nasdaq SmallCap Market.

	A hearing before a Nasdaq panel will be held on March 23, 2001, in Washington D.C. regarding the proposed delisting action. Unless an appeal is taken or circumstances change, the Company's Common Stock would be delisted on March 23, 2001, and it would likely be traded thereafter on the OTC Bulletin Board. If the Company is no longer listed on the Nasdaq National Market and is traded on the OTC Bulletin Board, the Company's Common Stock may be deemed to be a penny stock.
If the Company's Common Stock will be considered a penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell the Company's securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule is required about (1) sales commissions payable to both the broker-dealer and the registered representative and (2) current quotations for the securities. The broker-dealer is also required to send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in the penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of the
 Company's Common Stock.

	The Board of Directors believes that the Reverse Stock Split is likely to result in the bid price of the Common Stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of the Common Stock on the Nasdaq National Market. However, there can be no assurance that the market price of the Common Stock will increase in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the Company's Common Stock will remain above $1.00 after the Reverse Stock Split.

	The Reverse Stock Split will become effective twenty days after the delivery of this Information Statement to the stockholders. Upon the filing of the Certificate of Amendment to the Articles of Incorporation, each two shares of Common Stock outstanding will be combined and converted into one share of Common Stock. No fractional shares of new Common Stock will be issued for any fractional new share interest. Rather, each stockholder who would otherwise receive a fractional new share of Common Stock as a result of the Reverse Stock Split will receive the nearest whole share rounded up.

If the Reverse Stock Split is implemented, the Company will notify the stockholders of the filing of the Amendment to the Articles of Incorporation with the Secretary of State of the State of California and will furnish stockholders of record as of the close of business on the effective date with a letter of transmittal for use in exchanging certificates. The stockholders of the Company, promptly after the Amendment to the Articles of Incorporation becomes effective, will be requested to mail their certificates representing their shares of Common Stock to the transfer agent named in the letter of transmittal in order that a new stock certificate giving effect to the Reverse Stock Split may be issued.

The Reverse Stock Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split, however, will result in adjustments to the exercise price, conversion rates and number of shares issuable upon the exercise or conversion of all outstanding options and warrants.

Federal Income Tax Consequences of the Reverse Stock Split

	The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Common Stock was and will be held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S
OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK
SPLIT.

	The Reverse Stock Split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of its old Common Stock for the new Common Stock pursuant to the Reverse Stock Split (except to the extent of any cash received in lieu of a fractional share.) Cash payments in lieu of a fractional share should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below.) Such gain or loss will be capital gain or loss with respect to a stockholder provided the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration and payment is otherwise "not essentially equivalent to a dividend."

No Dissenters' Rights

	Under the California Corporations Code, holders of Common Stock are not entitled to dissenters' rights with respect to the Reverse Stock Split.


SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth certain information regarding the ownership of the Company's Common Stock as of the date of this Information Statement, by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock,
(ii) each director, including the nominees for director, and each executive officer of the Company, and (iii) all executive officers and directors as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her.

Name and Address 			Amount and Nature of		Percent of
of Beneficial Owner (1)(2)	Beneficial Ownership (3)	Class (2)

Biomerica					645,967 (4)			30.8%
Zackary Irani				85,016 (5)			3.9%
Douglas D. Miller				98,686 (6)			4.5%
Janet Moore					310,163 (7)			14.7%
Robert Orlando				32,042 (8)			1.5%

All executive officers and
directors as a group (4 persons)	527,907(9)			23.3%
_______________
(1)	The address for Mr. Irani, Ms. Moore, and Dr Orlando is 1533
Monrovia Avenue, Newport Beach CA 92663.  Mr. Miller's address is 253 Pawnee Street, San Marcos CA 92069.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.  Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group.  However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.  Percentage ownership for each named beneficial owner, and the beneficial ownership of the directors and executive officers as a group, are based on 2,098,619 issued and outstanding shares of Common Stock.
(3)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and depositive power with respect to such shares.
(4)	Biomerica, Inc.'s address is 1533 Monrovia Avenue, Newport Beach
CA 92663.
(5)	Includes 53,786 shares of Common Stock underlying options
exercisable by Mr. Irani at or within 60 days after the date of the information statement.
(6)	Includes 89,000 shares of Common Stock underlying options
exercisable by Mr. Miller at or within 60 days after the date of the information statement.
(7)	Includes 2,771 shares in the name of Ms. Moore's minor sons and
13,500 shares of Common Stock underlying options exercisable by
Ms. Moore at or within 60 days after the date of the information statement.
(8)	Includes 13,500 shares of Common Stock underlying options
exercisable by Dr. Orlando at or within 60 days after the date of the information statement.
(9) Includes 169,786 shares underlying options exercisable at or within 60 days after the date of the information statement.



COSTS OF INFORMATION STATEMENT

This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

By the order of the Board of Directors



	Douglas D. Miller
	President and Chief Operating Officer



San Marcos, California
March 14, 2001

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